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                                                                      EXHIBIT 21


                           HALTER MARINE GROUP, INC.
                   Listing of Subsidiaries of the Registrant


The Registrant has no parent.

The subsidiaries of the Registrant are:



                                                            Percentage of
                                                          voting securities
                                           Organized      owned, directly or
                                           under the      indirectly, by the
         Name of Subsidiary                laws of             Registrant
- ------------------------------------       ----------     -----------------
Equitable Shipyards, Inc.                  Louisiana            100%
Gretna Machine and Iron Works, Inc.        Louisiana            100%
Gulf Coast Fabrication, Inc.               Mississippi          100%
Halter Marine, Inc.                        Louisiana            100%
Halter Marine, Inc.                        Nevada               100%
Halter Marine Services, Inc.               Mississippi          100%
Halter Marine Gulf Repair, Inc.            Delaware             100%
Halter Marine Gulfport, Inc.               Nevada               100%
Halter Marine Panama City, Inc.            Delaware             100%
Halter Marine Pascagoula, Inc.             Delaware             100%
Offshore Marine Indemnity Company          Vermont              100%
Trinity Yachts, Inc.                       Delaware             100%
Washington Marine Fabricators, Inc.        Washington           100%